Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in this Registration Statement on Form S-1 of our report dated March 25, 2025 relating to the audit of the financial statements of NewHydrogen, Inc. (the “Company”) as of December 31, 2024 and 2023, which were included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024.

We also consent to the reference to our firm under the heading “Experts” in such registration statement.

/s/ M&K CPA’s, PLLC

The Woodlands, TX

May 19, 2025